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                                                                   Exhibit 10.31


                             EMPLOYMENT AGREEMENT
                             ---------------------


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 12th day of December, 1997 by and between NOVEN PHARMACEUTICALS, INC., a Delaware corporation (hereinafter called the "Company"), and ROBERT C. STRAUSS (hereinafter called the "Executive").

                                    Recitals
                                    --------

     A. The Board of Directors of the Company (the "Board") recognizes and desires to assure the Company of the Executive's continued employment in an executive capacity and to compensate him therefor.

     B. The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

                                   Agreement
                                   ---------

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

     1.   EMPLOYMENT.

          1.1 EMPLOYMENT AND TERM. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein, for the period commencing on the date hereof and expiring on December 31, 2002 (the "Initial Term") unless sooner terminated as hereinafter set forth; provided, however, that commencing on January 1, 2003 and each January 1, thereafter, the Initial Term of this Agreement shall automatically be extended for one additional year unless at least ninety (90) days prior to such January 1 date, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the term of the Executive's employment hereunder will not be extended.

          1.2 DUTIES OF EXECUTIVE. The Executive shall serve as the President and Chief Executive Officer of the Company and shall have powers and authority superior to any other officer or employee of the Company or of any subsidiary of the Company except the Chairman of the Board. Subject to the preceding sentence, during the term of Employment, the Executive shall diligently perform all services as may be reasonably assigned to him by the Board, and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive shall be required to report solely to, and shall be subject solely to the supervision and direction of the Board at duly called meetings thereof, and no other person or group shall be given authority to supervise or direct Executive in the performance of his duties. In addition, the Executive shall regularly consult with and provide information to the Chairman of the Board with respect to the Company's business and affairs. The Executive shall devote substantially all his working time and attention to the business and affairs of the Company (excluding any vacation and sick leave to which the Executive is entitled), render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company. It shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees (it being agreed that in no event shall Executive serve on the board of directors of more than four other corporations and the acceptance of any new directorship after the date hereof shall be subject to the consent of the Board, which shall not be unreasonably withheld), (B) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (C) manage personal investments,
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so long as such activities do not interfere with the performance of the
Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          1.3 PLACE OF PERFORMANCE. In connection with his employment by the Company, the Executive shall be based at the Company's principal executive offices except for travel reasonably necessary in connection with the Company's business. The Company shall not, without the written consent of the Executive, relocate or transfer its principal executive offices outside Dade or Broward County, Florida.

     2.   COMPENSATION.

          2.1 BASE SALARY. Commencing on the effective date of this Agreement, the Executive shall receive a base salary at the annual rate of not less than $400,000 (the "Base Salary") during the term of this Agreement, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. On
January 1 of each calendar year (the "Salary Adjustment Date") commencing on January 1, 1999, the Executive's then Base Salary shall be increased by an amount equal to the previous year's Base Salary multiplied by the percentage increase, if any, in the "Consumer Price Index: Dade County, All Items--Urban Wage Earners and Clerical Workers", published by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI"), between the CPI as of December 31 for the year then ended, and the CPI as of December 31 for the year prior to the year then ended. In the event that there is a change in the basis of calculating the CPI, or if a change is made in the terms or number of items contained in the CPI, or if the CPI is discontinued, the Company shall, in good faith, designate a substitute index or formula, and such substitute index or formula shall have the same effect as if it had been originally designated herein. The Base Salary shall also be reviewed, at least annually, for merit increases (if any) and may, by action and in the discretion of the Board, be increased at any time or from time to time. The Base Salary, if increased, shall not thereafter be decreased for any reason.

          2.2 INCENTIVE COMPENSATION. The Executive shall be entitled to receive such bonus payments or incentive compensation as may be determined at any time or from time to time by the Board (or any authorized committee hereof) in its discretion. Such potential bonus payments and/or incentive compensation shall be considered at least annually by the Board (it being agreed that such consideration shall not create any implication that the Board shall award any such bonus or incentive compensation).

          2.3  STOCK OPTION.

               (a) The Company hereby grants to the Executive a seven-year incentive stock option (the "Option") to purchase 525,000 shares of the Company's common stock, par value $.0001 per share ("Common Stock"), at a per share exercise price $6 3/16. The Option shall be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code to the greatest extent permitted by law. The Option shall be evidenced by an agreement in substantially the form attached hereto as EXHIBIT A.

               (b) The Option shall be subject to the terms and conditions of the Company's Stock Option Plan (the "Plan") and contain the following provisions:

                    (i) The Option shall be immediately exercisable with respect to 50,000 shares of Common Stock. The Option shall "vest" (i.e., become exercisable) with respect to the remaining 475,000 shares of Common Stock in whole or in part and cumulatively according to the following schedule (subject, however, to the accelerated vesting contemplated by the following clause (ii) of this Section 2.3(b)):



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                         10% on or after December 12, 1998
                         20% on or after December 12, 1999
                         20% on or after December 12, 2000
                         25% on or after December 12, 2001
                         25% on or after December 12, 2002

                         (ii)  Notwithstanding the preceding clause (i), the
Option shall become immediately exercisable as to 50% of the shares of Common Stock not otherwise vested upon any termination of Executive's employment pursuant to Section 4.4 hereof;

                         (iii)  The Company shall take all action reasonably
requested by the Executive to permit any "cashless" exercise of the Option that is permitted under the Plan;

                         (iv)  If the Company's Stock Option Committee requests
within six months of the date hereof, paragraph 11 of the attached Option agreement form shall be reinstated and be applicable. The Company's Chairman shall use his best efforts to persuade such Committee to not reinstate such provision. Executive shall not exercise the Option prior to the six month anniversary of this Agreement unless his employment is terminated;

                         (v)  The Company agrees that, no later than June 30,
1998, it will file a Registration Statement on Form S-8 or take any other action necessary to ensure that the issuance of Common Stock pursuant to the Option is registered under the Securities Act of 1933, as amended; and

                         (vi)  The provisions of the Plan shall not be
adversely modified as to the Option granted to Executive pursuant to this Agreement without the Executive's prior written consent.

     3.   EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

          3.1 EXPENSE REIMBURSEMENT. During the term of Executive's employment hereunder, the Company, upon the submission of reasonable supporting documentation by the Executive, shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company, including expenses for travel and entertainment.

          3.2 INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Initial Term, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable to other key executives of the Company and its subsidiaries, in each case comparable to those currently in effect or as subsequently amended. Such plans, practices, policies and programs, in the aggregate, shall provide the Executive with compensation, benefits and reward opportunities at least as favorable as the most favorable of such compensation, benefits and reward opportunities provided at any time hereafter with respect to other key executives.

          3.3  WELFARE BENEFIT PLANS.   During the Initial Term, the Executive
and/or the Executive's family (which shall be deemed to include Ms. Camilla M. Cochrane assuming Ms. Cochrane is insurable and the cost of such coverage is comparable to the cost of coverage had Ms. Cochrane been Executive's spouse), as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), at least as favorable as the most favorable of such plans, practices, policies and programs in effect at any time hereafter with respect to other key executives; provided, however, that Ms. Cochrane may be covered

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under alternative plans or policies so long as the coverage is comparable in all material respects to the coverage provided to Executive.

          3.4 WORKING FACILITIES. During the term of Executive's employment hereunder, the Company shall furnish the Executive with an office, a secretary and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

          3.5 AUTOMOBILE ALLOWANCE. During the Initial Term, the Company shall provide Executive with a non-accountable automobile allowance of Seven Hundred Fifty Dollars ($750.00) per month, which amount is intended to compensate Executive for wear and tear and, in addition, reimburse the Executive for all costs of gasoline, oil, repairs, maintenance, insurance and other expenses incurred by Executive by reason of the use of Executive's automobile for Company business from time to time.

          3.6 VACATION. During the Initial Term, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its subsidiaries as in effect at any time hereafter with respect to other key executives of the Company and its subsidiaries; PROVIDED, HOWEVER, that in no event shall Executive be entitled to less than five weeks paid vacation per year.

     4.   TERMINATION.

          4.1 TERMINATION FOR CAUSE. Notwithstanding anything contained to the contrary in this Agreement, this Agrement may be terminated by the Company for Cause. As used in this Agreement, "Cause" shall only mean (i) any material act or acts of personal dishonesty taken by the Executive which is either (x) at the expense of the Company, or (y) reasonable likely to bring significant disrepute to the Company, (ii) subject to the following sentences, any violation by the Executive of the Executive's material obligations under this Agreement which is demonstrably willful and deliberate on the Executive's part and which is not remedied within ten business days after receipt of written notice from the Company, (iii) the conviction of the Executive for any criminal act which is a felony or a misdemeanor involving moral turpitude, or
(iv) a material breach of Executive's representation in the last sentence of
Section 17 hereof or a material breach of the Confidentiality and Invention Agreement contemplated by Section 6.1 hereof. Upon any determination by the Company's Board of Directors that Cause exists under clause (ii) of the preceding sentence, the Company shall cause a special meeting of the Board to be called and held at a time mutually convenient to the Board and Executive, but in no event later than ten (10) business days after Executive's receipt of the notice contemplated by clause (ii). Executive shall have the right to appear before such special meeting of the Board with legal counsel of his choosing to refute any determination of Cause specified in such notice, and any termination of Executive's employment by reason of such Cause determination shall not be effective until Executive is afforded such opportunity to appear. Any termination for Cause pursuant to clause (i), (iii) or (iv) of the first sentence of this Section 4.1 shall be made in writing to Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. Upon any termination pursuant to this Section 4.1, the Executive shall be entitled to be paid his Base Salary to the date of termination and the Company shall have no further liability hereunder (other than for reimbursement for reasonable expenses incurred prior to the date of termination).

          4.2 DISABILITY. Notwithstanding anything contained in this Agreement to the contrary, the Company, by written notice to the Executive, shall at all times have the right to terminate this Agreement, and the Executive's employment hereunder, if the Executive shall, as the result of mental or physical incapacity, illness or disability, fail to perform his duties and responsibilities provided for herein for a period of more than one hundred twenty (120) days in any 12-month period. Upon any termination pursuant to this Section 4.2, the Executive shall be entitled to be paid his Base Salary to the date of

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termination and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination).

          4.3 DEATH. In the event of the death of the Executive during the term of his employment hereunder, the Company shall pay to the estate of the deceased Executive an amount equal to the sum of (x) any unpaid amounts of his Base Salary to the date of his death, plus (y) six months of Base Salary, and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death).

          4.4  TERMINATION WITHOUT CAUSE.   At any time the Company shall have
the right to terminate Executive's employment hereunder by written notice to Executive; provided, however, that the Company shall (i) pay to Executive any unpaid Base Salary accrued through the effective date of termination specified in such notice, (ii) pay to the Executive in a lump sum, in cash within 30 days after the date of employment termination, an amount equal to the Executive's then annual Base Salary, and (iii) pay to the Executive, in accordance with the Company's normal payroll periods and for a period of two years from the date of termination, 50% of the Executive's then Base Salary (I.E., one year's Base Salary will be paid over two years), provided the Executive is not in breach of
Section 6.3 hereof. The Company shall be deemed to have terminated the Executive's employment pursuant to this Section 4.4 if such employment is terminated (i) by the Company without Cause, or (ii) by the Executive voluntarily for "Good Reason." For purposes of this Agreement, "Good Reason" means

               (a) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.2 of this Agreement, or any other action by the Company, which results in a significant diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company within ten (10) business days after receipt of notice thereof given by the Executive;

               (b) any failure by the Company to comply with any of the provisions of Section 2, Section 3, Section 7 or Section 17 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (c) the Company's requiring the Executive to be based at any office or location other than Dade or Broward County, Florida, except for travel reasonably required in the performance of the Executive's responsibilities;

               (d) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement;

               (e)  any failure by the Company to comply with and satisfy
Section 10(c) of this Agreement; or

               (f) any termination by the Executive during the three-month period following the effective date of any "Change in Control" other than a termination for Cause.

     5. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall mean:

          (a) The acquisition (other than by or from the Company), at any time after the date hereof, by any person, entity or "group", within the meaning of
Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule

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13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                  (b) The seven (7) individuals who, after the appointment of Executive as a director pursuant to Section 7 hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                  (c) Approval by the shareholders of the Company (A) a reorganization, merger or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 51% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, (B) a liquidation or dissolution of the Company, or (C) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

                  (d) The approval by the Board of a distribution (or series of distributions) of assets representing more than 50% of the Company's current assets.

         6. RESTRICTIVE COVENANTS.

            6.1 CONFIDENTIALITY. The Executive agrees to promptly execute and deliver to the Company a Confidentiality and Invention Agreement in substantially the same form as set forth on EXHIBIT B.

            6.2 NONSOLICITATION OF EMPLOYEES. While employed by the Company and for a period of twenty-four (24) months thereafter, Executive shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months.

            6.3 NON-COMPETITION. While employed by the Company and for a period of twenty-four (24) months thereafter, Executive shall not, directly or indirectly, whether as principal, agent, shareholder (except as set forth below) or in any other capacity, whether or not compensation is received, engage or participate in any activity for, be employed by, assist or have an equity interest in (other than as a passive investor of no more than ten percent (10%) with no involvement in the management or conduct of the affairs of business of such entity) any business or other entity which is or plans to develop, manufacture, market or sell any pharmaceutical product designed to compete directly with the transdermal/transoral topical or other products of the Company and its subsidiaries which are under active development or are manufactured, marketed or sold or other business in which the Company is engaged during the term of Executive's employment hereunder. Executive acknowledges that the provisions of this Section 6.3 are reasonably necessary for the purposes of protecting the Company legitimate business interests and goodwill. It is accordingly the intention of the parties that this Section 6.3




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be enforceable to the fullest extent permissible under applicable law. Executive agrees, however, that in the event any restriction or limitation of this
Section 6.3, or any portion thereof, shall be declared or held to be invalid or unenforceable by a court of competent jurisdiction, then such restriction or limitation shall be deemed amended to substitute or modify it, as either or both may be necessary, to render it valid and enforceable.


                  6.4 INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Section 6.2 or 6.3 of this Agreement will cause irreparable injury to the Company's legitimate business interests and goodwill. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled (without the posting of bond or security or the proving of actual damages) to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

         7. ELECTION OF EXECUTIVE AS DIRECTOR. Contemporaneously herewith, the Board is appointing Executive to fill the vacancy on the Board created by the increase of its size to seven (7) members. For so long as the Executive continues to serve as the Company's President and Chief Executive Officer, the Company shall cause the nomination of the Executive as a director of the Company at each shareholder meeting at which election of directors is considered.

         8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         9. NOTICES: Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Company:     Noven Pharmaceuticals, Inc.
                                         11960 S.W. 144th Street
                                         Miami, Florida 33186
                                         Attention: Steven Sablotsky, Chairman


                                         WITH A COPY TO:

                                         Leonard H. Bloom
                                         Shapo, Freedman & Bloom, P.A.
                                         200 S. Biscayne Boulevard, Suite 4750
                                         Miami, Florida 33131

                  If to the Executive:   Robert C. Strauss
                                         760 San Bruno
                                         Coral Gables, Florida 33146


                                         WITH A COPY TO:

                                         Greenberg Traurig Hoffman Lipoff
                                         Rosen & Quentel, P.A.
                                         1221 Brickell Avenue
                                         Miami, Florida 33131
                                         Attention: Cesar L. Alvarez, Esq.


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or to such other addresses as either party hereto may from time to time give notice of to the other in the aforesaid manner.


         10. SUCCESSORS.

             (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

             (b) This Agreement shall inure to the benefit of, be enforceable by and be binding upon the Company's successors and assigns.

             (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

         11. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         12. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         13. DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement.

         14. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of Executive, his heirs, personal representative(s) and/or legal representative) any rights or remedies under or by reason of this Agreement.



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         15. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others (it being agreed that nothing herein shall require any severance or other payment following a proper termination of Executive's employment for Cause). In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

         16. CERTAIN REDUCTION OF PAYMENTS BY THE COMPANY.

             (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be nondeductible by the Company for Federal income tax purposes because of Section 162(m) or 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Section 162(m) or 280G of the Code. Anything to the contrary notwithstanding, if the Reduced Amount is zero and it is determined further that any Payment which is not an Agreement Payment would nevertheless be nondeductible by the Company for Federal income tax purposes because of Section 162(m) or 280G of the Code, then the aggregate present value of Payments which are not Agreement Payments shall also be reduced (but not below zero) to an amount expressed in present value which maximizes the aggregate present value of Payments without causing any Payment to be nondeductible by the Company because of Section 162(m) or 280G of the Code. For purposes of this Section 16, present value shall be determined in accordance with Section 280G(d)(4) of the Code. Any amount which is not paid in the taxable year in which it was originally scheduled to be paid as a result of the postponement thereof pursuant hereto shall be payable in the next succeeding taxable year in which such payment will not result in the disallowance of a deduction pursuant to either Section 162(m) or 280G of the Code; provided, however, that all postponed payments shall be placed in a Rabbi trust or similar vehicle for the benefit of the Executive in such a way that the amounts so transferred are not taxable to such person or deductible by the Company until payment from such vehicle to the Executive is made. In the event a payment has been made to the Executive, but then disallowed as a deduction by the Internal Revenue Service and return of the payment is required into the trust, said payment to the Executive shall be treated as a loan and said payment to the trust shall be treated as repayment of said loan. The Company shall not pledge, hypothecate or othwerise encumber any amounts held in the trust or other similar vehicle for the benefit of the Executive hereunder.

             (b) All determinations required to be made under this Section 16 shall be made by the Company's independent public accountants (the "Accounting Firm"), which shall provide (i) detailed supporting calculations both to the Company and the Executive within twenty (20) business days of the termination of Executive's employment or such earlier time as is requested by the Company, and (ii) an opinion to the Executive that he has substantial authority not to report any excise tax on his Federal income tax return with respect to any Payments. Any such determination by the Accounting Firm shall be binding upon the Company and the Executive. The Executive shall determine which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section 16, provided that, if the Executive does not make such determination within ten business days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section 16 and shall notify the Executive promptly of such election. Within five business days thereafter, the Company shall pay to or


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distribute to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement. All fees and expenses of the Accounting Firm incurred in connection with the determinations contemplated by this Section 16 shall be borne by the Company.

         (c) As a result of the uncertainty in the application of Section 162(m) or 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments will have been made by the Company which should not have been made ("Overpayment") or that additional Payments which will not have been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Executive which the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Executive shall be treated for all purposes as a loan ab initio to the Executive which the Executive shall repay to the Company together with interest at the applicable federal rate provided for in
Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Employee to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and
Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

     17. CONFLICTS WITH CERTAIN EXISTING ARRANGEMENTS. The Company acknowledges that it has received and reviewed Executive's non-competition covenants with a prior employer, a copy of which is attached hereto as EXHIBIT C. The Company agrees that (x) it shall not hereafter acquire a "Conflicting Organization" or otherwise expand its present business activities such that Executive could reasonably be expected to be deemed in breach or violation of such non-competition covenants, and (y) it shall indemnify and hold harmless the Executive from any and all damages that Executive may hereafter suffer or incur by reason of any such Company acquisition or expansion of business after the date hereof. The Executive represents to the Company that his execution and performance of the Agreement does not violate the provisions of any employment, non-competition or other material agreement to which he is a party or by which he is bound.

     18. REIMBURSEMENT OF LEGAL EXPENSES. The Company shall promptly reimburse Executive for up to $3,000 of all reasonable legal fees incurred by Executive in connection with the preparation, negotiation and execution of this Agreement and ancillary documents.

     19. INDEMNIFICATION. The Company agrees to promptly execute and deliver to Executive an Indemnification Agreement in substantially the same form as utilized for the Chairman of the Board, it being agreed that the Company will use its best efforts to ensure that such agreement will provide for mandatory indemnification and advancement of expenses to the fullest extent permitted by law.


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
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                             COMPANY:

                                             NOVEN PHARMACEUTICALS, INC.


                                             By:
                                                -------------------------------
                                                        Steven Sablotsky
                                                     Chairman of the Board


                                             EXECUTIVE:



                                             ----------------------------------
                                             ROBERT C. STRAUSS











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